EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sorrento Therapeutics, Inc. and Subsidiaries, of our report dated March 14, 2016, with respect to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

August 15, 2016